Exhibit 99.1

OP Bancorp Reports Second Quarter Result of 2019

2019 Second Quarter Highlights:

•	Net income totaled $3.8 million or $0.23 per diluted common share flat from the second quarter of 2018
•	Net interest margin was 4.26% compared to 4.46% for the second quarter of 2018
•	Return on average assets was 1.39% and return on average equity was 11.50% compared to 1.61% and 12.70%, respectively, for the second quarter of 2018
•	Total assets of $1.13 billion, an increase of 15.1% from $979.4 million at June 30, 2018
•	Net loans receivable of $937.5 million, an increase of 14.8% from $816.3 million at June 30, 2018
•	Total deposits of $974.7 million, an increase of 18.4% from $823.4 million at June 30, 2018
•	Nonperforming assets to total assets was 0.14% compared to 0.10% at June 30, 2018

LOS ANGELES, July 25, 2019 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today reported unaudited financial results for the second quarter of 2019.  Net income for the second quarter of 2019 was $3.8 million, or $0.23 per diluted common share, compared with net income of $4.7 million, or $0.29 per diluted common share for the first quarter of 2019, and net income of $3.8 million, or $0.23 per diluted share for the second quarter of 2018. Excluding one-time gain on company owned life insurance, net income for the first quarter of 2019 was $3.8 million or $0.23 per diluted common share.

“We are pleased to report another strong quarter, with a net income of $3.8 million, or $0.23 per diluted common share for the three months ended June 30, 2019.  Our loans and deposits grew 15% and 18%, respectively, from the prior year, while maintaining strong asset quality. We maintained our noninterest bearing deposits at 28.2% of total deposits during this challenging environment,” commented Min Kim, President and Chief Executive Officer of OP Bancorp and Open Bank. Ms. Kim continued, “In April, we have successfully converted our Dallas loan production office to a full service branch with a commercial lending center in Carrollton, Texas.  With this expansion, we look forward to continued growth of our franchise not only in California but also in Texas.”

Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	As of or for the Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Income Statement Data:
Interest income	$14,878	$14,086	$12,062
Interest expense	3,701	3,288	2,075
Net interest income	11,177	10,798	9,987
Provision for loan losses	401	0	33
Noninterest income	2,647	3,533	2,783
Noninterest expense	8,358	8,073	7,478
Income before taxes	5,065	6,258	5,259
Provision for income taxes	1,229	1,518	1,468
Net Income	$3,836	$4,740	$3,791
Diluted earnings per share	$0.23	$0.29	$0.23
Balance Sheet Data:
Loans held for sale	$1,245	$246	$8,718
Gross loans, net of unearned income	947,006	913,064	826,040
Allowance for loan losses	9,525	9,619	9,723
Total assets	1,127,556	1,077,235	979,441
Deposits	974,672	929,402	823,373
Shareholders’ equity	135,482	132,376	121,393
Performance Ratios:
Return on average assets (annualized)	1.39%	1.83%	1.61%
Return on average equity (annualized)	11.50%	14.46%	12.70%
Net interest margin (annualized)	4.26%	4.38%	4.46%
Efficiency ratio (1)	60.45%	56.33%	58.56%
Credit Quality:
Nonperforming loans	$1,556	$1,580	$991
Nonperforming assets	1,556	2,726	991
Net charge-offs to average gross loans (annualized)	0.21%	0.01%	0.01%
Nonperforming assets to gross loans plus OREO	0.16%	0.30%	0.12%
ALL to nonperforming loans	612%	609%	981%
ALL to gross loans	1.01%	1.05%	1.18%
Capital Ratios:
Total risk-based capital ratio	15.45%	15.76%	16.09%
Tier 1 risk-based capital ratio	14.42%	14.68%	14.90%
Common equity tier 1 ratio	14.42%	14.68%	14.90%
Leverage ratio	12.24%	12.73%	12.91%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income.

Financial Highlights, excluding Gain on COLI
(Dollars in thousands, except per share data)	As of or for the Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Income before taxes, as reported	$5,065	$6,258	$5,259
Gain on COLI	—	1,228	—
Provision for income taxes	1,229	1,254	1,468
Net Income	$3,836	$3,776	$3,791
Diluted earnings per share	$0.23	$0.23	$0.23
Return on average assets (annualized)	1.39%	1.45%	1.61%
Return on average equity (annualized)	11.50%	11.52%	12.70%

Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For the Six Months Ended
	June 30,	June 30,
	2019	2018
Income Statement Data:
Interest income	$28,965	$23,242
Interest expense	6,989	3,695
Net interest income	21,976	19,547
Provision for loan losses	401	609
Noninterest income	6,179	4,996
Noninterest expense	16,431	14,290
Income before taxes	11,323	9,644
Provision for income taxes	2,747	2,637
Net Income	$8,576	$7,007
Diluted earnings per share	$0.52	$0.45
Performance Ratios:
Return on average assets	1.60%	1.52%
Return on average equity	12.97%	13.11%
Net interest margin	4.32%	4.51%
Efficiency ratio (1)	58.36%	58.22%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income.

Financial Highlights, excluding Gain on COLI
(Dollars in thousands, except per share data)	For the Six Months Ended
	June 30,	June 30,
	2019	2018
Income before taxes, as reported	$11,323	$9,644
Gain on COLI	1,228	—
Provision for income taxes	2,565	2,637
Net Income	$7,530	$7,007
Diluted earnings per share	$0.46	$0.45
Return on average assets	1.41%	1.52%
Return on average equity	11.39%	13.11%

Results of Operations

The reported interest income and yield on our loan portfolio are impacted by a number of components, including changes in the average contractual interest rate earned on loans and the amount of discount accretion on SBA loans.  The following table reconciles the contractual interest income and yield on our loan portfolio to the reported interest income and yield for the periods indicated.

	Three Months Ended
	June 30, 2019		March 31, 2019		June 30, 2018
(Dollars in thousands)	Interest & Fees	Yield	Interest & Fees	Yield	Interest & Fees	Yield
Contractual interest rate	$13,298	5.72%	$12,480	5.69%	$11,046	5.34%
SBA discount accretion	703	0.30%	509	0.23%	481	0.23%
Amortization of net deferred fees/(costs)	38	0.02%	132	0.06%	98	0.05%
Interest recognized on nonaccrual loans	-	0.00%	-	0.00%	9	0.00%
Prepayment penalties and other fees	54	0.02%	233	0.11%	36	0.02%
Yield on loans (as reported)	$14,093	6.06%	$13,354	6.09%	$11,670	5.64%

	Six Months Ended
	June 30, 2019		June 30, 2018
(Dollars in thousands)	Interest & Fees	Yield	Interest & Fees	Yield
Contractual interest rate	$25,777	5.71%	$21,229	5.29%
SBA discount accretion	1,212	0.27%	1,048	0.26%
Amortization of net deferred fees/(costs)	170	0.04%	150	0.04%
Interest recognized on nonaccrual loans	-	0.00%	29	0.01%
Prepayment penalties and other fees	288	0.06%	61	0.02%
Yield on loans (as reported)	$27,447	6.08%	$22,517	5.61%

Net interest income before provision for loan losses for the second quarter of 2019 was $11.2 million, an increase of $379,000, or 3.5%, compared to $10.8 million for the first quarter of 2019, primarily due to a $792,000 increase in interest income, partially offset by a $413,000 increase in interest expense.

Interest income on securities available for sale and other investments increased $53,000, or 7.3%, during the second quarter of 2019 compared to the prior quarter. The increase was primarily due to a $83,000 increase in other investment income from a $12.7 million, or 27.7%, increase in average balance of Fed Funds.

Interest income from the contractual interest rates on loans increased $818,000, or 6.6%, during the second quarter of 2019 compared to the first quarter of 2019, reflecting a 5.0% increase in average balance of loans, including loans held for sale, and a three basis point increase in contractual yield. The amount of discount accretion on SBA loans increased $194,000 during the second quarter due to an increase in SBA loan payoffs. The reported interest income on loans, net of SBA discount accretions and other components, increased $739,000 during the quarter.

Interest expense for the second quarter of 2019 increased $413,000, or 12.6%, compared to the first quarter of 2019, due to an increase of $39.1 million, or 6.1%, in average balance of interest-bearing liabilities and an increase of 10 basis points in average cost of interest-bearing liabilities, primarily due to a continued repricing of interest-bearing deposits following cumulative market rate increases in 2018.

Net interest margin for the second quarter of 2019 decreased 12 basis points to 4.26% from 4.38% for the first quarter of 2019 because of the increase in the cost of interest-bearing liabilities and the decrease in the reported yield on earning assets.

Net interest income before provision for loan losses for the second quarter of 2019 increased $1.2 million, or 11.9%, to $11.2 million, compared to $10.0 million for the second quarter of 2018, primarily due to a $2.8 million increase in interest income, partially offset by a $1.6 million increase in interest expense.

Interest income on securities available for sale and other investments increased $393,000, or 100.2% compared to the same period of 2018. The increase was primarily due to a $119,000 increase in interest income on securities available for sale from purchases of higher yielding securities during the second and third quarters of 2018 and a $274,000 increase in other investment income from a $39.4 million increase in average Fed funds and a 40 basis point increase in Fed funds rate.

The increase in interest income on loans was primarily due to a 12.3% increase in average loans, including loans held for sale, and a 42 basis point increase in the yield on average loans to 6.06% for the second quarter of 2019 from 5.64% for the same period of 2018.

The increase in interest expense in the second quarter of 2019 compared to the second quarter of 2018 was due to a 20.3% increase in average interest-bearing liabilities and a 72 basis point increase in the cost of interest-bearing liabilities.

The increases in the average yield on loans and average cost of deposits were primarily due to cumulative market rate increases by the Federal Reserve during the second half of 2018.

Net interest margin for the second quarter of 2019 decreased 20 basis points to 4.26% from 4.46% for the second quarter of 2018.

The following table shows the asset yields, liability costs, spreads and margins.

	Three Months Ended			Percentage Change
	June 30,	March 31,	June 30,	Q2-19	Q2-19
	2019	2019	2018	vs. Q1-19	vs. Q2-18
Yield on loans	6.06%	6.09%	5.64%	-0.03%	0.42%
Yield on interest-earning assets	5.67%	5.72%	5.39%	-0.05%	0.28%
Cost of interest-bearing liabilities	2.20%	2.10%	1.48%	0.10%	0.72%
Cost of deposits	1.56%	1.48%	1.02%	0.08%	0.54%
Cost of funds	1.56%	1.48%	1.02%	0.08%	0.54%
Net interest spread	3.47%	3.62%	3.91%	-0.15%	-0.44%
Net interest margin	4.26%	4.38%	4.46%	-0.12%	-0.20%

	Six Months Ended		Percentage Change
	June 30,	June 30,	2019 YTD
	2019	2018	vs. 2018 YTD
Yield on loans	6.08%	5.61%	0.47%
Yield on interest-earning assets	5.70%	5.36%	0.34%
Cost of interest-bearing liabilities	2.15%	1.36%	0.79%
Cost of deposits	1.52%	0.91%	0.61%
Cost of funds	1.52%	0.92%	0.60%
Net interest spread	3.55%	4.00%	-0.45%
Net interest margin	4.32%	4.51%	-0.19%

The provision for loan losses for the second quarter of 2019 was $401,000 compared to $33,000 for the second quarter of 2018. A provision for loan losses was not required for the first quarter of 2019. The second quarter provision for loan losses was primarily due to a $33.9 million increase in loan balances during the quarter.

Noninterest income for the second quarter of 2019 was $2.6 million, a decrease of $886,000, or 25.1%, from $3.5 million for the first quarter of 2019, primarily due to the gain on company owned life insurance of $1.2 million received in the first quarter and a decrease of $156,000 in loan servicing fees, partially offset by an increase of $511,000 in gain on sale of SBA loans.

Loan servicing fees decreased $156,000 to $227,000 for the second quarter of 2019 from $383,000 for the prior quarter. The decrease in loan servicing fees was primarily due to an increase in the amortization of SBA servicing assets from the increase in SBA loan payoffs.

Gain on sale of SBA loans increased $511,000 to $1.6 million for the second quarter of 2019 from $1.1 million for the first quarter of 2019.  We sold $21.2 million in SBA loans with an average premium of 8.99% in the second quarter of 2019, compared to the sale of $17.7 million in SBA loans with an average premium of 8.19% in the first quarter of 2019.

Noninterest income for the second quarter of 2019 decreased $136,000 compared to $2.8 million for the second quarter of 2018, primarily due to a decrease of $145,000 in loan servicing fees, a decrease of $140,000 in gain on sale of SBA loans, partially offset by an increase of $101,000 in service charges on deposits. Gain on sale of SBA loans for the second quarter of 2018 was $1.7 million from the sale of $24.8 million in SBA loans with an average premium of 8.60%. An $85,000 of other operation fee income was reclassified to service charges on deposits for the second quarter of 2019.

Noninterest expense for the second quarter of 2019 was $8.4 million, an increase of $285,000, or 3.5%, compared to $8.1 million for the first quarter of 2019.  The increase was primarily due to an increase of $176,000 in salary and employee benefits and an increase of $55,000 in occupancy and equipment. The increases in salary and employee benefits were primarily driven by supporting continued growth of the company, and the increase in occupancy and equipment was primarily attributable to a branch opening in Carrollton, Texas in the second quarter of 2019.

Noninterest expense for the second quarter of 2019 increased $880,000, or 11.8%, to $8.4 million, compared to $7.5 million for the second quarter of 2018.  The increase was primarily due to an increase of $729,000 in salary and employee benefits from an increase in employee headcount to 168 at June 30, 2019 from 138 at June 30, 2018. Occupancy and equipment expense increased $68,000 primarily attributable to the new loan production offices and a new branch opening in 2019. Professional fees increased $81,000 primarily due to an increase in financial reporting and auditing costs as additional regulatory reporting requirements became applicable in 2019.

Income tax provision for the second quarter of 2019 was $1.2 million, compared to $1.5 million for the first quarter of 2019 and the second quarter of 2018.  The effective tax rates for the second quarter of 2019 and the first quarter of 2019 were 24.3%, compared to 27.9% for the second quarter of 2018. The decrease in the effective tax rate in the second quarter of 2019 compared to the second quarter of 2018 was primarily due to additional tax benefits from an increase in non-qualified stock option exercises during the second quarter of 2019.

Balance Sheet

Total assets at June 30, 2019 were $1.13 billion, an increase of $50.3 million, or 4.7%, compared to $1.08 billion at March 31, 2019, and an increase of $148.1 million, or 15.1%, compared to $979.4 million at June 30, 2018. Gross loans, net of unearned income, were $947.0 million at June 30, 2019, an increase of $33.9 million, or 3.7%, from $913.1 million at March 31, 2019, and an increase of $121.0 million, or 14.6%, from $826.0 million at June 30, 2018.

New loan originations for the second quarter of 2019 totaled $93.8 million, including SBA loan originations of $27.9 million, compared to $92.8 million, including SBA loan originations of $24.3 million, for the first quarter of 2019.  New loan originations for the second quarter of 2018 were $92.0 million, including SBA loan originations of $29.3 million.  Loan payoffs for the second quarter of 2019 were $33.5 million, compared to $22.5 million for the first quarter of 2019, and $30.1 million for the second quarter of 2018.

Total deposits were $974.7 million at June 30, 2019, an increase of $45.3 million, or 4.9%, from $929.4 million at March 31, 2019, and an increase of $151.3 million, or 18.4%, from $823.4 million at June 30, 2018.  Noninterest bearing deposits were $275.0 million at June 30, 2019, compared to $272.5 million at March 31, 2019, and $270.1 million at June 30, 2018.

Noninterest bearing deposits accounted for 28.2% of total deposits at June 30, 2019, compared to 29.3% at March 31, 2019 and 32.8% at June 30, 2018.

	As of
	June 30,	March 31,	June 30,
	2019	2019	2018
Noninterest bearing deposits	28.2%	29.3%	32.8%
Interest bearing demand deposits	28.7%	27.7%	29.7%
Savings	0.4%	0.4%	0.4%
Time deposits over $250,000	21.7%	20.3%	17.2%
Other time deposits	21.0%	22.3%	19.9%
Total deposits	100.0%	100.0%	100.0%

The Company had no borrowings from the Federal Home Loan Bank (“FHLB”) at June 30, 2019 and March 31, 2019, compared to the advances from the FHLB of $25 million at June 30, 2018. The payoff of advances from the FHLB were funded by the increase in total deposits.

The adoption of the new lease accounting standard ASU 2016-02, Leases (Topic 842) effective January 1, 2019 resulted in the recognition of $7.7 million and $9.6 million in right-of-use assets and lease liabilities, respectively, on balance sheet. With the new branch opening, the Company had right-of-use assets and lease liabilities of $9.0 million and $10.7 million, respectively, at June 30, 2019.The Company’s consolidated regulatory capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at June 30, 2019, as summarized in the following table.

				Regulatory
			Well-capitalized	Capital Ratio
			Financial	Requirements (1),
			Institution	Including
			Basel III	Fully Phased-in
			Regulatory	Capital Conservation
Capital Ratios	OP Bancorp	Open Bank	Guidelines	Buffer
Total risk-based	15.45%	15.37%	10.00%	10.50%
Tier 1 risk-based	14.42%	14.35%	8.00%	8.50%
Common equity tier 1 Risk-Based	14.42%	14.35%	6.50%	7.00%
Leverage	12.24%	12.18%	5.00%	4.00%

(1) Fully phased in Basel III requirement for both OP Bancorp and Open Bank. Includes a 2.5% capital conservation buffer, except the leverage ratio.

Since the announcement of a share repurchase program to buy back up to 400,000 shares of its common stock on January 25, 2019, the Company has repurchased 333,270 shares of its common stock at an average repurchase price of $9.11 through July 25, 2019.

Asset Quality

Nonperforming loans were $1.56 million at June 30, 2019, a decrease of $24,000 from $1.58 million at March 31, 2019 and an increase of $566,000 from $990,000 at June 30, 2018.

The company had no other real estate owned (“OREO”) at June 30, 2019 and 2018 but had $1.1 million in OREO at March 31, 2019. The Company sold OREO of $1.1 million during the second quarter and no loss was recorded on the sale.

Nonperforming assets were $1.6 million, or 0.14% of total assets, at June 30, 2019, $2.7 million, or 0.25% of total assets, at March 31, 2019 and $990,000, or 0.10% of total assets, at June 30, 2018.

Nonperforming loans to gross loans were 0.16% at June 30, 2019, compared to 0.17% at March 31, 2019 and 0.12% at June 30, 2018.  Total classified loans were $4.2 million, or 0.44% of gross loans, at June 30, 2019, compared to $4.2 million, or 0.46% of gross loans, at March 31, 2019, and $3.7 million, or 0.45% of gross loans, at June 30, 2018.

The following tables shows the trend of classified loans by loan type.

	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Classified loans by loan type
Commercial real estate	$—	$—	$—	$—	$—
SBA loans—real estate	2,264	2,281	2,000	1,859	1,892
SBA loans—non-real estate	41	49	57	354	141
Commercial and industrial	1,892	1,906	1,516	1,587	1,688
Home mortgage	—	—	—	—	—
Consumer	—	—	—	—	—
Total classified loans	$4,197	$4,236	$3,573	$3,800	$3,721
SBA guarantee balance retained
SBA loans—real estate	524	534	544	553	572
SBA loans—non-real estate	41	49	57	282	84
Total SBA unsold guarantee portion	$565	$583	$601	$835	$656
Total classified loans, net of SBA guarantee balance retained	$3,632	$3,653	$2,972	$2,965	$3,065

The allowance for loan losses was $9.5 million at June 30, 2019, compared to $9.6 at March 31, 2019, and $9.7 million at June 30, 2018.  The allowance for loan losses was 1.01% of gross loans at June 30, 2019, 1.05% at March 31, 2019 and 1.18% at June 30, 2018.  The allowance for loan losses was 612% of nonperforming assets at June 30, 2019, 353% at March 31, 2019 and 982% at June 30, 2018.

About OP Bancorp

OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.”  The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties, California, and Carrollton, Texas and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates with nine full branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Gardena, Buena Park, and Santa Clara, California and Carrollton, Texas.  The Bank also has four loan production offices in Atlanta, Georgia, Aurora, Colorado, and Lynnwood and Seattle, Washington.  The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010.  Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com  Member FDIC, Equal Housing Lender.

Cautionary Note Regarding Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-

looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan loss;  factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance; our ability to effectively execute our strategic plan and manage our growth;  interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale;  external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition;  continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are;  challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services;  restraints on the ability of the Bank to pay dividends to the holding company;  increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;  a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel;  disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation;  compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; the affect if any of the recent federal government shutdown on our SBA loan program; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2018 and in our other subsequent filings with the Securities and Exchange Commission. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update such forward-looking statements.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact

Investor Relations

OP Bancorp

Christine Oh

EVP & CFO

213.892.1192

Christine.oh@myopenbank.com

Consolidated Balance Sheet (unaudited)
(Dollars in thousands)
	6/30/2019	3/31/2019	% change	6/30/2018	% change
Assets
Cash and due from banks	$83,111	$65,796	26.3%	$61,252	35.7%
Securities available for sale, at fair value	51,829	54,116	-4.2%	45,006	15.2%
Other investments	8,134	7,306	11.3%	7,226	12.6%
Loans held for sale	1,245	246	406.1%	8,718	-85.7%
Real Estate Loans	583,634	545,481	7.0%	465,125	25.5%
SBA Loans	130,957	130,478	0.4%	125,378	4.4%
C & I Loans	105,133	106,796	-1.6%	117,353	-10.4%
Home Mortgage Loans	123,951	127,851	-3.1%	114,710	8.1%
Consumer & Other Loans	3,331	2,458	35.5%	3,474	-4.1%
Gross loans, net of unearned income	947,006	913,064	3.7%	826,040	14.6%
Allowance for loan losses	(9,525)	(9,619)	-1.0%	(9,723)	-2.0%
Net loans receivable	937,481	903,445	3.8%	816,317	14.8%
Premises and equipment, net	5,341	5,083	5.1%	4,818	10.9%
Accrued interest receivable	3,301	3,368	-2.0%	2,598	27.1%
Servicing assets	6,996	7,046	-0.7%	6,994	0.0%
Company owned life insurance	10,482	10,414	0.7%	11,243	-6.8%
Deferred tax assets	2,858	3,665	-22.0%	4,239	-32.6%
OREO	-	1,146	-100.0%	-	0.0%
Operating right-of-use assets (1)	8,959	7,738	15.8%	-	100.0%
Other assets	7,819	7,866	-0.6%	11,030	-29.1%
Total assets	$1,127,556	$1,077,235	4.7%	$979,441	15.1%

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$274,976	$272,482	0.9%	$270,144	1.8%
Savings	3,527	3,527	0.0%	3,097	13.9%
Money market and others	279,748	257,694	8.6%	244,620	14.4%
Time deposits over $250,000	211,305	188,162	12.3%	141,823	49.0%
Other time deposits	205,116	207,537	-1.2%	163,689	25.3%
Total deposits	974,672	929,402	4.9%	823,373	18.4%
Other borrowings	-	-	0.0%	25,000	-100.0%
Accrued interest payable	2,287	2,178	5.0%	873	162.0%
Operating lease liabilities (1)	10,737	9,566	12.2%	-	100.0%
Other liabilities	4,378	3,713	17.9%	8,802	-50.3%
Total liabilities	992,074	944,859	5.0%	858,048	15.6%

Common stock	88,455	89,120	-0.7%	90,894	-2.7%
Additional paid-in capital	6,965	6,626	5.1%	5,720	21.8%
Retained earnings	39,878	36,824	8.3%	25,631	55.6%
Accumulated other comprehensive income(loss)	184	(194)	-194.8%	(852)	-121.6%
Total shareholders' equity	135,482	132,376	2.3%	121,393	11.6%

Total Liabilities and Shareholders' Equity	$1,127,556	$1,077,235	4.7%	$979,441	15.1%

(1) The adoption of ASU 2016-02, Leases (Topic 842) in the first quarter of 2019 resulted in the recognition of right-of-use assets and lease liabilities on balance sheet.

Consolidated Statements of Income (unaudited)
(Dollars in thousands, except per share data)	Three Months Ended
	6/30/2019	3/31/2019	% change	6/30/2018	% change
Interest income
Interest and fees on loans	$14,093	$13,354	5.5%	$11,670	20.8%
Interest on securities available for sale	327	360	-9.2%	208	57.2%
Other interest income	458	372	23.1%	184	148.9%
Total interest income	14,878	14,086	5.6%	12,062	23.3%
Interest expense
Interest on deposits	3,701	3,288	12.6%	2,060	79.7%
Interest on borrowed funds	-	-	0.0%	15	-100.0%
Total interest expense	3,701	3,288	12.6%	2,075	78.4%
Net interest income	11,177	10,798	3.5%	9,987	11.9%
Provision for loan losses	401	-	100.0%	33	1115.2%
Net interest income after provision for loan losses	10,776	10,798	-0.2%	9,954	8.3%
Noninterest income
Service charges on deposits	499	448	11.4%	398	25.4%
Loan servicing fees, net of amortization	227	383	-40.7%	372	-39.0%
Gain on sale of loans	1,588	1,077	47.4%	1,728	-8.1%
Other income	333	1,625	-79.5%	285	16.8%
Total noninterest income	2,647	3,533	-25.1%	2,783	-4.9%
Noninterest expense
Salaries and employee benefits	5,344	5,168	3.4%	4,615	15.8%
Occupancy and equipment	1,132	1,077	5.1%	1,064	6.4%
Data processing and communication	367	359	2.2%	297	23.6%
Professional fees	247	203	21.7%	166	48.8%
FDIC insurance and regulatory assessments	105	104	1.0%	104	1.0%
Promotion and advertising	183	178	2.8%	231	-20.8%
Directors’ fees	223	229	-2.6%	209	6.7%
Foundation donation and other contributions	379	388	-2.3%	386	-1.8%
Other expenses	378	367	3.0%	406	-6.9%
Total noninterest expense	8,358	8,073	3.5%	7,478	11.8%
Income before income taxes	5,065	6,258	-19.1%	5,259	-3.7%
Provision for income taxes	1,229	1,518	-19.0%	1,468	-16.3%
Net income	$3,836	$4,740	-19.1%	$3,791	1.2%

Book value per share	$8.62	$8.42	2.4%	$7.77	10.9%
Basic EPS	$0.24	$0.29	-17.2%	$0.24	0.0%
Diluted EPS	$0.23	$0.29	-20.7%	$0.23	0.0%

Shares of common stock outstanding	15,723,007	15,719,583	0.0%	15,629,215	0.6%
Weighted Average Shares:
- Basic	15,685,478	15,817,060	-0.8%	15,577,775	0.7%
- Diluted	15,951,598	16,112,725	-1.0%	16,110,460	-1.0%

Key Ratios
(Dollars in thousands, except ratios)	Three Months Ended
	6/30/2019	3/31/2019	% change	6/30/2018	% change
Return on average assets (ROA)*	1.39%	1.83%	-0.44%	1.61%	-0.22%
Return on average equity (ROE) *	11.50%	14.46%	-2.96%	12.70%	-1.20%
Net interest margin *	4.26%	4.38%	-0.12%	4.46%	-0.20%
Efficiency ratio	60.45%	56.33%	4.12%	58.56%	1.89%

Total Risk Based Capital Ratio	15.45%	15.76%	-0.31%	16.09%	-0.64%
Tier 1 Capital Ratio	14.42%	14.68%	-0.26%	14.90%	-0.48%
Common Equity Tier 1 Ratio	14.42%	14.68%	-0.26%	14.90%	-0.48%
Tier 1 Leverage Ratio	12.24%	12.73%	-0.49%	12.91%	-0.67%

* Annualized

Consolidated Statements of Income (unaudited)
(Dollars in thousands, except per share data)	Six Months Ended
	6/30/2019	6/30/2018	% change
Interest income
Interest and fees on loans	$27,447	$22,517	21.9%
Interest on securities available for sale	687	396	73.5%
Other interest income	831	329	152.6%
Total interest income	28,965	23,242	24.6%
Interest expense
Interest on deposits	6,989	3,593	94.5%
Interest on borrowed funds	-	102	-100.0%
Total interest expense	6,989	3,695	89.1%
Net interest income	21,976	19,547	12.4%
Provision for loan losses	401	609	-34.2%
Net interest income after provision for loan losses	21,575	18,938	13.9%
Noninterest income
Service charges on deposits	1,026	935	9.7%
Loan servicing fees, net of amortization	610	696	-12.4%
Gain on sale of loans	2,665	2,717	-1.9%
Other income	1,878	648	189.8%
Total noninterest income	6,179	4,996	23.7%
Noninterest expense
Salaries and employee benefits	10,513	8,826	19.1%
Occupancy and equipment	2,209	2,089	5.7%
Data processing and communication	725	627	15.6%
Professional fees	451	318	41.8%
FDIC insurance and regulatory assessments	210	200	5.0%
Promotion and advertising	360	377	-4.5%
Directors’ fees	452	418	8.1%
Foundation donation and other contributions	767	715	7.3%
Other expenses	744	720	3.3%
Total noninterest expense	16,431	14,290	15.0%
Income before income taxes	11,323	9,644	17.4%
Provision for income taxes	2,747	2,637	4.2%
Net income (loss)	$8,576	$7,007	22.4%

Book value per share	$8.62	$7.77	11.0%
Basic EPS	$0.53	$0.47	12.8%
Diluted EPS	$0.52	$0.45	15.6%

Shares of common stock outstanding	15,723,007	15,629,215	0.6%
Weighted Average Shares:
- Basic	15,750,905	14,441,241	9.1%
- Diluted	16,006,499	14,951,581	7.1%

Key Ratios
(Dollars in thousands, except ratios)	Six Months Ended
	6/30/2019	6/30/2018	% change
Return on average assets (ROA)*	1.60%	1.52%	0.08%
Return on average equity (ROE) *	12.97%	13.11%	-0.14%
Net interest margin *	4.32%	4.51%	-0.19%
Efficiency ratio	58.36%	58.22%	0.14%

Total Risk Based Capital Ratio	15.45%	16.09%	-0.64%
Tier 1 Capital Ratio	14.42%	14.90%	-0.48%
Common Equity Tier 1 Ratio	14.42%	14.90%	-0.48%
Tier 1 Leverage Ratio	12.24%	12.91%	-0.67%

* Annualized

Asset Quality
(Dollars in thousands, except ratios)	Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Nonaccrual Loans	$1,218	$1,239	$1,571	$888	$642
Loans 90 days or more past due, accruing	-	-	-	-	-
Accruing restructured loans	338	341	343	345	348
Nonperforming loans	1,556	1,580	1,914	1,233	990
Other real estate loans (OREO)	-	1,146	-	-	-
Nonperforming assets	1,556	2,726	1,914	1,233	990

Classified loans	4,197	4,236	3,573	3,800	3,721

Nonperforming assets/total assets	0.14%	0.25%	0.18%	0.12%	0.10%
Nonperforming assets/gross loans plus OREO	0.16%	0.30%	0.22%	0.15%	0.12%
Nonperforming loans/gross loans	0.16%	0.17%	0.22%	0.15%	0.12%
Allowance for loan losses/nonperforming loans	612%	609%	503%	775%	982%
Allowance for loan losses/nonperforming assets	612%	353%	503%	775%	982%
Allowance for loan losses/gross loans	1.01%	1.05%	1.10%	1.12%	1.18%
Classified loans/gross loans	0.44%	0.46%	0.41%	0.45%	0.45%

Net charge-offs	$495	$17	$135	$611	$26
Net charge-offs to average gross loans *	0.21%	0.01%	0.06%	0.29%	0.01%

* Annualized

Accruing delinquent loans 30-89 days past due	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
30-59 days	$1,065	$2,073	$449	$1,007	$577
60-89 days	2,207	-	-	-	57
Total	3,272	2,073	449	1,007	634

Average Balance Sheet, Interest and Yield/Rate Analysis
(Dollars in thousands)	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Earning assets:
Federal funds sold and other investments	$66,277	$458	2.74%	$52,963	$372	2.81%	$26,857	$184	2.72%
Securities available for sale	53,329	327	2.45	54,771	360	2.63	40,372	208	2.06
Total investments	119,606	785	2.61	107,734	732	2.72	67,229	392	2.33
Real estate	562,256	7,837	5.59	519,037	7,149	5.59	464,899	6,008	5.18
SBA	137,133	3,063	8.96	131,272	2,933	9.06	143,604	2,714	7.58
C & I	104,273	1,558	5.99	106,680	1,594	6.06	107,546	1,473	5.49
Home Mortgage	125,577	1,588	5.06	128,507	1,636	5.09	110,476	1,425	5.16
Consumer	2,814	47	6.70	2,532	42	6.68	3,608	50	5.56
Loans (1)	932,053	14,093	6.06	888,028	13,354	6.09	830,133	11,670	5.64
Total earning assets	1,051,659	14,878	5.67	995,762	14,086	5.72	897,362	12,062	5.39
Noninterest-earning assets	50,387			42,476			46,970
Total assets	$1,102,046			$1,038,238			$944,332

Interest-bearing liabilities:
NOW and savings deposits	$4,725	3	0.25%	$5,176	3	0.25%	$6,615	4	0.24%
Money market deposits	281,239	1,335	1.90	251,583	1,121	1.81	253,162	804	1.27
Time deposits	389,294	2,363	2.43	379,430	2,164	2.31	298,535	1,252	1.68
Total interest-bearing deposits	675,258	3,701	2.20	636,189	3,288	2.10	558,312	2,060	1.48
Borrowings	2	-	2.76	-	-	-	3,132	15	1.92
Total interest-bearing liabilities	675,260	3,701	2.20	636,189	3,288	2.10	561,444	2,075	1.48

Noninterest-bearing liabilities:
Noninterest-bearing deposits	276,569			262,524			254,700
Other noninterest-bearing liabilities	16,778			8,444			8,814
Total noninterest-bearing liabilities	293,347			270,968			263,514
Shareholders’ equity	133,439			131,081			119,374
Total liabilities and shareholders’ equity	$1,102,046			$1,038,238			$899,412

Net interest income / interest rate spreads		$11,177	3.47%		$10,798	3.62%		$9,987	3.91%

Net interest margin			4.26%			4.38%			4.46%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$951,827	$3,701	1.56%	$898,713	$3,288	1.48%	$813,012	$2,060	1.02%
Total funding liabilities / cost of funds	$951,829	$3,701	1.56%	$898,713	$3,288	1.48%	$816,144	$2,075	1.02%

(1) Includes loans held for sale.

Average Balance Sheet, Interest and Yield/Rate Analysis
(Dollars in thousands)	Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Earning assets:
Federal funds sold and other investments	$59,657	$831	2.77%	$24,386	$327	2.67%
Securities available for sale	54,046	687	2.54	39,297	397	2.02
Total investments	113,703	1,518	2.66	63,683	724	2.26
Real estate	540,766	14,986	5.59	454,619	11,543	5.12
SBA	134,219	5,996	9.01	139,293	5,264	7.62
C & I	105,469	3,152	6.03	103,887	2,839	5.51
Home Mortgage	127,034	3,224	5.08	107,382	2,770	5.16
Consumer	2,674	89	6.71	3,619	101	5.63
Loans (1)	910,162	27,447	6.08	808,800	22,517	5.61
Total earning assets	1,023,865	28,965	5.70	872,483	23,241	5.36
Noninterest-earning assets	46,453			49,512
Total assets	$1,070,318			$921,995

Interest-bearing liabilities:
NOW and savings deposits	$4,949	6	0.25%	$6,511	7	0.22%
Money market deposits	266,493	2,456	1.86	257,015	1,512	1.19
Time deposits	384,389	4,527	2.38	271,218	2,074	1.54
Total interest-bearing deposits	655,831	6,989	2.15	534,744	3,593	1.35
Borrowings	1	-	2.76	13,398	102	1.54
Total interest-bearing liabilities	655,832	6,989	2.15	548,142	3,695	1.36

Noninterest-bearing liabilities:
Noninterest-bearing deposits	269,585			257,445
Other noninterest-bearing liabilities	12,634			9,493
Total noninterest-bearing liabilities	282,219			266,938
Shareholders’ equity	132,267			106,915
Total liabilities and shareholders’ equity	$1,070,318			$921,995

Net interest income / interest rate spreads		$21,976	3.55%		$19,546	4.00%

Net interest margin			4.32%			4.51%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$925,416	$6,989	1.52%	$792,189	$3,593	0.91%
Total funding liabilities / cost of funds	$925,417	$6,989	1.52%	$805,587	$3,695	0.92%

(1) Includes loans held for sale.